UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006

NATIONAL RETAIL PROPERTIES, INC.

(exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employment Identification No.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices, including zip code)

(407) 265-7348

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 23, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of National Retail Properties, Inc. (the “Company”) approved the accelerated vesting of unvested restricted stock previously granted to certain of the Company’s executive officers. As a result of the vesting acceleration, 31,661 restricted shares held by executive officers of the Company, which would otherwise have vested through January 1, 2009, immediately vested. The following chart provides certain information regarding the vested restricted shares held by executive officers.

Executive Officer	No. of Shares Vested	Original Vesting Date
Craig Macnab	20,000	January 1, 2008
Kevin B. Habicht	5,661	1,887 on each of January 1, 2007, 2008 and 2009
Julian E. Whitehurst	6,000	January 1, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

National Retail Properties, Inc.

Date: May 30, 2006	By:	/s/ Kevin B. Habicht
Kevin B. Habicht
Executive Vice President and
Chief Financial Officer